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                             ARCH CHEMICALS, INC.
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                             Innovative solutions.

                           [PHOTO]           [PHOTO]

                           [PHOTO]           [PHOTO]
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                    Arch Chemicals, Inc., headquartered in Norwalk, Conn., is a global specialty chemicals company with leadership positions in four key segments -Microelectronic Materials, HTH Water Products, Treatment Products and Performance Products. Arch serves world leaders in these key markets with forward-looking solutions to meet their chemical needs, employing a global workforce and manufacturing facilities in North America, South America, Europe, Asia and Africa.

CEO's Message                                                        [PHOTO]


Innovative. Focused. Responsive. Arch employs advanced chemistry to make a positive difference in people's lives. We provide innovative solutions to customers through a combination of highly valued products and services.

Our specialty businesses

Arch Chemicals is a dynamic company spanning the globe and applying the science of chemistry to make and distribute products and value-added services that benefit real people. We are focused on realizing our full potential through internal growth, strategic acquisitions and alliances, improving the efficiency of our operations and optimizing our portfolio of businesses.

Our specialty businesses are centered in four core segments: Microelectronic Materials, HTH Water Products, Treatment Products and Performance Products. In addition, our businesses include Hydrazine and Sulfuric Acid, which have traditionally been strong cash generators, permitting us to invest in the growth of our other businesses.

The growing array of technical capabilities we're amassing in our core businesses is delivering enhanced value to our customers and will differentiate us within the industry.

We are proud to be in the business of chemistry, knowing that our efforts are aimed at creating better products that touch all of our lives and improve the world in which we live. The color and fabric of your clothes, the chair you're sitting on, clean drinking water, fresh food, medicines that enable you to maintain an active and healthy life - all these things and more benefit from chemistry, which is making our lives better, healthier and safer.

Responsible Care(R)

The company also takes seriously its commitment to Responsible Care(R), the industry's global initiative to prevent accidents, injuries or harm to the environment. As an American Chemistry Council (ACC) member, Arch demonstrates Good Chemistry at Work through its commitment to environmental, health and safety practices and by communicating to the public about our progress towards continuous performance improvement.

Arch has embarked on an ambitious initiative we call The Goal is Zero(TM). What this means is that from research and development to manufacturing, distribution, transportation, use and disposal, we feel it is our responsibility to ensure that every stage of a chemical's life is incident-free. For us that means no accidents, no injuries - absolutely no situations that could bring harm to people or the environment.

The idea that health, safety and environmental protection are an integral part of every product's life cycle - from manufacture, marketing and distribution to use, recycling and disposal - is known in our industry as Product Stewardship. Arch has put in place a 12-component program which offers assistance to customers and communities as to the proper handling, use, transport, recycling and eventual disposal of our products.

Committed to our customers

We are committed to growing with our customers. Leveraging our leadership positions in each of our core business segments, we expect to enhance our ability to serve customers by investing in technology, placing a strong emphasis on service offerings, developing new products and bringing them to market, expanding our geographic reach, making the right alliances, and acquiring complementary businesses.

We also continue to pursue significant productivity and cost improvement initiatives by optimizing efficiencies, synergies and excellence in Arch's common activities. In addition to a shared information technology infrastructure, Arch places a companywide focus on supply chain management and improvement, e-business solutions and chemical manufacturing technology and operations.

I encourage you to become familiar with our capabilities outlined in this brochure, and to let us know how we can serve your specialty chemical needs.

Sincerely,


/s/ Michael E. Campbell

Chairman, President and CEO
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Arch At A Glance

                                                            [MAP]


[PHOTO]

Microelectronic Materials

Advanced chemistry and services for semiconductor manufacturers, permitting them to offer businesses and consumers leading-edge products and capabilities. Our products and services include photoresists, polyimides, formulated products, thin film systems, chemical management services, and a joint venture with Wacker Silicones Corporation for chemical mechanical planarization (CMP).

[PHOTO]

HTH Water Products

Products and related equipment and services to provide people with clean, safe water. Our products include HTH(R) branded consumer pool chemicals and chemicals and feeder technology for commercial pools, drinking water and industrial applications.
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[MAP APPEARS HERE]

[PICTURE APPEARS HERE]

Treatment Products

Active ingredients and related services for industrial and consumer products, which provide biocidal and other treatment characteristics that promote health, safety, and well being. We supply industrial biocides, wood treatment products and services, personal care biocides and other personal care intermediates.

[PICTURE APPEARS HERE]

Performance Products

Chemistry and services for the coatings, adhesives, sealant, and elastomer
(CASE) markets, making possible a vast array of products. Our expertise includes specialty polyols, coatings for wood furniture and contract manufacturing.

Microelectronic Materials                         [PHOTO]         [PHOTO]

Delivering value

Delivering value to our customers is a key focus for Arch's Microelectronic Materials segment. With stringent demands arising from today's technology advances in semiconductor materials and manufacturing, our customer-oriented solutions and services are tailored to meet those requirements.

Our ability to bring new products into the pipeline - advanced photoresists that permit smaller and smaller line definitions on computer chips, new environmentally friendly polymer removers, new high-performance abrasive slurries to polish silicon wafer surfaces, advanced electroplating and chemical vapor deposition (CVD) systems for new generations of semiconductors - is an important differentiator for our customers, who are also on the leading edge of technology. They rely on us to not just optimize the same old materials but to provide new enabling processes with brand-new molecules.

Our product line

Arch's materials are essential for creating integrated circuits and chips for advanced electronics. Arch manufactures and supplies a wide range of products and services to semiconductor manufacturers and to flat display manufacturers throughout the world.

Photoresists

Arch is the leading supplier of advanced photoresists in Europe and the second largest supplier in North America. Photoresists are chemicals used to create the circuit pattern on computer chips. Our photoresist innovation, called TIS 2000(TM), is a unique, advanced dual wavelength system surpassing any technology currently available.

Polyimides

Arch's portfolio of photosensitive polyimide buffer coats extends the reliability of computer chips by protecting them from harsh environmental dangers. Our Durimide(TM) 9000 aqueous developable positive-tone buffer coat material is recognized worldwide for its exceptional mechanical properties combined with superior lithographic performance and the environmental benefits of aqueous technology.

Thin film systems

Thin film systems are chemicals and equipment used to build layers onto computer chips and to impart different electrical characteristics. Arch provides high-purity dielectric and metalization precursors, dopants, and halogen sources used in the manufacturing of semiconductor devices, as well as delivery systems for these chemicals.

Chemical management services (CMS)

Arch pioneered and is the global market leader in the provision of CMS to semiconductor manufacturers. Our teams of on-site chemical experts provide services that span the total chemical life cycle from material sourcing, quality assurance and analytical sampling to chemical recycling and waste disposal.


[Photo Caption]

Pictured right: Arch's advanced deep ultraviolet photoresist test center supplies the world's leading semiconductor manufacturers with high-value products. [] Pictured above, left to right, are just some of the applications benefiting from today's advanced microelectronic circuits, including digital camera displays, broadband video to the desktop, personal digital organizers, consumer electronics, and cellular telephones. Far top right: Arch's state-of-the art metrology lab.
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[PHOTO]              [PHOTO]                [PHOTO]                [PHOTO]


Formulated products

Arch provides a wide range of developers, strippers and cleaners to the semiconductor manufacturing market. Developers are chemicals used to develop the exposed photoresist pattern. Strippers and sidewall residue cleaners are used to remove excess photoresists and residues after the etching stage of wafer production. Arch's value-added formulated products are custom "blended" specialty process chemicals that provide functional importance to our customers' processes. These products include buffered hydrofluoric acid and mixed acid, both used in critical etching steps of wafer production.

Chemical mechanical planarization (CMP)

Planar Solutions, LLC, a joint venture with Wacker Silicones, develops, manufactures and markets CMP slurries worldwide. These slurry materials are used to polish wafers, a necessary step in providing a smooth surface for the next layer of circuitry in the manufacture of advanced computer chips. In addition to providing CMP slurries for the mainstay silicon and aluminum wafer markets, Arch has expertise in the new copper slurry technology.

                                    [PHOTO]
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HTH Water Products                                 [PHOTO]        [PHOTO]



Sparkling. Pure. Healthy. Arch Chemicals is a world leader in the manufacture and sale of chemicals for sanitization and recreational use of residential and commercial pool water and the purification of municipal drinking water. We are the world's largest producer of calcium hypochlorite, the leading dry sanitizer for swimming pools, and our popular brands HTH(R), Sock-It(R), Super Sock-It(R), Duration(R), Pulsar(R) and Pace(R) are recognized throughout the world.

Innovation in water chemistry

A testament to our innovation in water chemistry is the pool shock treatment category, which we created single-handedly through our innovative J3(R) technology. A shock treatment is a quick blast of concentrated chlorine at a higher-than-normal dosage (5-10 parts per million) to prevent as well as correct most common pool problems. Our Sock-It(R) and Super Sock-It(R) products offer the highest level of free available chlorine in the category, making them ideal for "shocking" a stressed pool back into sound health.

The 21st century provides more opportunity for our Water Products business, and we're moving to capture the advantages our research, experience and brand position provide.

Commercial applications

Already a leader in treating residential swimming pool water, Arch Chemicals is on track to grow sales in the huge commercial swimming pool market through our patented Pulsar(R) feeder systems. Designed to work optimally with our Pulsar(R) briquettes, which contain a patented scale inhibitor, there is a substantially large installed base of Pulsar(R) feeders in commercial swimming pools in North America and Europe. We are further expanding our offering of feeding equipment by introducing additional institutional versions of Pulsar(R) feeding systems for smaller hotel and motel pools and for large water parks.

                                    [PHOTO]
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[PHOTO]               [PHOTO]              [PHOTO]                [PHOTO]


Proven effective as a sanitizing agent in a wide variety of applications, our HTH(R) dry chlorinator is also a safe, reliable and cost-effective sanitizer in industrial plant operations, such as meat and poultry processing, pulp, paper and textile bleaching and for treating beverage and plant water supplies. For example, solutions of HTH(R) dry chlorinator provide breweries with a proven disinfectant that helps prevent bacterial growth while preserving the pure, fresh taste of the finished product.

HTH(R) is sold in more than 100 countries, and is manufactured in production facilities in the United States, Brazil and the Republic of South Africa.

Safe, clean water

We believe that our simple, reliable feeders and proven sanitizing chemicals also provide the keys to unlocking another growth market - drinking water sanitization in smaller municipalities and in developing nations where communities are either entirely without protection of chlorination or are served by obsolete, worn-out or inadequate gas chlorination equipment.

Dry chlorination can offer a solution where budgets do not permit the installation or replacement of costly gas equipment to provide water sources with needed protection. The need for potable water around the world has been documented by the World Health Organization, which attributes 10,000 deaths a day to waterborne illnesses.

As we continue to innovate, one thing will never change - our focus on our customers, service and superior products. Our customers, whether residential pool owners or commercial businesses, rely on Arch to provide an innovative solution that is safe, reliable, easy to maintain and cost-effective.

                                                                         [PHOTO]


[Photo Caption]

Pictured at left and above: Arch's HTH(R) water products include the leading dry sanitizer for residential swimming pools. [] Pictured at top, left to right, are other applications for the company's innovative water treatment products, including municipal water treatment, commercial and institutional swimming pools, water parks, industrial water treatment, agricultural use, and the provision of safe drinking water in emergencies and in developing countries.

Treatment Products                              [PHOTO]         [PHOTO]

Promoting health, safety and well being through our active ingredients for industrial and consumer products is the focus of our Treatment Products segment.

As a full-service, global supplier of biocide actives, wood protection products and services, and personal care products, Arch has extensive experience in a variety of industries and applications. Moreover, if a customer has an application we haven't yet addressed, our application specialists work with them to solve it.

Our portfolio includes industrial biocides, wood treatment products and services, and personal care biocides and other personal care intermediates.

Wood protection

Arch is a global market leader in wood treatment, with operations worldwide in the Americas, Europe and Australasia. Our leading brands of preservative- and fire retardant-treated woods - Wolmanized(R), Thompsonized(R), Tanalised(R) and Dricon(R) - can be found in home improvement and construction supply stores around the world. We also provide antisapstain treatment products, such as the Antiblu(R) product line, for temporary protection against discoloration of wood caused by fungi. From leisure and landscaping projects to long-lasting utility poles and marina docks and pilings, our wood treatment products stand the test of time. It's an area in which we have a

                                    [PHOTO]

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[PHOTO]             [PHOTO]              [PHOTO]               [PHOTO]

long track record of product and marketing innovation, such as our development of multifunctional products that combine wood preservation and water repellent characteristics.

Industrial biocides

Arch's biocide products have been improving people's lives for over 40 years. A global supplier, we offer a broad range of actives for a variety of industries and applications, including mildew-resistant architectural paints and coatings, lubricants and coolants for metalworking operations, and adhesives for flooring and wall coverings. Arch is also leading the way in developing new, environmentally friendly marine antifouling coatings. We're helping to keep boat bottoms and the environment much cleaner by providing environmentally preferable Arch biocides that replace tributyl tins in marine paint applications - while helping to improve our customers' bottom line.

Personal care products

Our zinc Omadine(R) biocide has long put the "anti" into antidandruff shampoo. In late 2000, we expanded our personal care product offerings by acquiring the Brooks product line and formulation skills. This business, which is focused on the amalgamation of technology and marketing, is at the leading edge of cosmetics, providing the latest in what we refer to as Cosmetic Ingredients & Ideas(R).

Our products include specialty biopolymers, proteins, botanicals and liposomes. Standard products include lanolin, lanolin derivatives, emulsifiers, and protein products. Our customers include global cosmetics and toiletries companies.

Technical and customer service

At Arch, we provide value to our customers by offering high-performance products coupled with excellent technical and customer service. Our technical service and new product development departments in each of our businesses assist customers with everything from field testing to in-depth toxicology studies.

Arch also has an experienced team dedicated to dealing with the many regulatory agencies worldwide. We can assist customers with the registration of new products, as well as a wide array of other regulatory services - including Environmental Protection Agency (EPA) and Food and Drug Administration (FDA) issues.

We are especially committed to helping our customers find safe and effective solutions to their treatment requirements. We follow American Chemistry Council Responsible Care(R) objectives and have a Product Stewardship program designed to ensure cradle-to-grave guidance.

[PHOTO]



[Photo Caption]

Pictured at left: A lifetime of protection is behind Arch's environmentally sound wood treatment products for backyard decking and garden furniture. [] Pictured above, left to right, are Wolmanized(R) pressure-treated lumber and other applications for the company's wide range of treatment products, including treatment for dock pilings, industrial biocides for metalworking, ship antifouling biocides, antidandruff active ingredients, and personal care intermediates for cosmetics.

Performance Products                              [PHOTO]        [PHOTO]


Arch's Performance Products segment encompasses a variety of specialties, including technology and services for the coatings, adhesives, sealant and elastomer (CASE) markets.

Performance urethanes and organics

For nearly 40 years, our performance urethanes business has built a leadership position in supplying performance polyols to the CASE markets. From off-the-shelf products to polyols customized for unique customer requirements, our polyether polyols are proven winners in everything from urethane coatings for gymnasium floors to in-line skate wheels, packaging adhesives and construction sealants.

[PHOTO]

Arch is expanding this business worldwide, with particular emphasis on South America and Asia, and we're continuously adding new products to assist our customers in meeting the performance demands of a growing industry. We also offer glycols and glycol ethers for coolant and solvent applications in addition to uses in personal care. With manufacturing facilities in Brandenburg, Kentucky, and Santa Rita, Venezuela, we provide our customers with innovative products and solutions to fit their needs on a worldwide basis.

Coatings

Arch is a market leader in wood coatings technology, offering total coating solutions from stains to top coats. And we intend to expand our strong position in Europe to new frontiers by applying the ingenuity and skills for which we are known to create growth, value and opportunity for our customers and our suppliers.

Arch's industrial furniture coatings can be found on everything from high-end dining room and bedroom sets to kitchen and bathroom cabinets and sailboat interiors. Italian suppliers have



[Photo Caption]

Pictured above and right: Developing coating products and processes that protect and enhance the natural beauty of wood while preserving the environment is the focus of Arch's coatings business. Pictured at top, left to right, are applications for the company's wide range of Performance Products, including elastomers for castable products such as bowling balls, adhesives for food packaging, tire-fill elastomers, high-gloss coatings for automotive dash paneling, ultraviolet curing process, color lacquers and stains for picture frames.
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[PHOTO]            [PHOTO]              [PHOTO]            [PHOTO]

long been recognized as technological leaders in stains and lacquers for wood, so it is not surprising that our primary location for this business is in Pianoro, Italy.

Our specialty wood coatings are designed to provide innovative solutions for a variety of application systems, ranging from traditional techniques to the latest developments and from classic furniture finishes to special effects for picture frames.

In addition to our operations in Italy, we also have manufacturing locations in France and Spain, and we have strong positions in the United Kingdom and Far Eastern markets, supported by distribution/technical service centers in Yorkshire, England, and Singapore.

Sayerlack(R) brand

Our Sayerlack(R) brand name is well recognized in Europe, and we provide both technical support and training to our customers under the Sayerlack(R) umbrella, which provides products for both industrial use and the do-it-yourself markets. Arch's coatings business presents an exciting growth opportunity for expansion into the United States and Asia, and we have made this a key focus for development. Our coatings expertise makes Arch one of the leaders in transitioning customers to higher-technology products that replace solvent-based chemistries with water-based and reactive systems.

                                    [PHOTO]

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Arch's Worldwide Operations

From Italy to Brazil, from Asia to North America. Wherever our customers do business, Arch Chemicals is there - thinking globally, acting locally. Call us or visit us on the web. Let's get some chemistry going!

Corporate Headquarters

Arch Chemicals, Inc.
501 Merritt 7
P.O. Box 5204
Norwalk, CT 06856-5204
Tel: (203) 229-2900

Principal Operations
Microelectronic Materials

Mesa, Arizona
East Providence, Rhode Island
North Kingston, Rhode Island
Zwijndrecht, Belgium

HTH Water Products

Kennesaw, Georgia (Headquarters)
Charleston, Tennessee
Igarassu, Brazil (Joint Venture)
Kempton Park, South Africa (Joint Venture)

Treatment Products

Conley, Georgia (R&D Center - Wood Protection)
Valparaiso, Indiana (Wood Protection)
Knottingley, England (R&D Center - Wood Protection)
Sydney, Australia (Joint Venture - Wood Protection)
Santiago, Chile (Joint Venture - Wood Protection)
St. Michaels, South Africa (Joint Venture - Wood Protection)
Cheshire, Connecticut (R&D - Biocides)
Rochester, New York (Biocides)
Swords, Ireland (Biocides)
South Plainfield, New Jersey (Personal Care Intermediates)

Performance Products

Brandenburg, Kentucky (Urethanes and Organics)
Salto, Brazil (Urethanes and Organics)
Santa Rita, Venezuela (Urethanes and Organics)
Mariano Comense, Italy (Coatings)
Les Mureaux, France (Coatings)
Pianoro, Italy (Coatings)

Web Sites
Corporate
www.archchemicals.com

Microelectronic Materials
www.archmicro.com

HTH Water Products
www.archwaterworks.com

Treatment Products

Biocides www.archbiocides.com
Wood Protection www.wolmanizedwood.com
Timber Protection www.archtp.com
Dricon(R) Fire Retardant www.dricon.com

Performance Products

Urethanes and Organics www.archurethanes.com
Coatings - Italy (English) www.archcoatings.com
Coatings - Italy (Italian) www.sayerlack.it

All product names used in this booklet are registered or registered pending trademarks of Arch Chemicals, Inc. Responsible Care(R) is a registered trademark of the American Chemistry Council.

                    Arch Chemicals, Inc., headquartered in Norwalk, Conn., is a global specialty chemicals company with leadership positions in four key segments - Microelectronic Materials, HTH Water Products, Treatment Products and Performance Products. With a global workforce and manufacturing facilities in North America, South America, Europe, Asia and Africa, we look forward to serving your needs with our innovative solutions.
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                  [LOGO OF ARCH CHEMICALS, INC. APPEARS HERE]